                                                                    Exhibit 99.1

                             Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons or entities named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Units representing limited partner interests in Kimbell Royalty
Partners, LP and further agree that his joint filing agreement be included as an exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of July 23, 2018.

                                Kayne Anderson Capital Advisors, L.P.

                                By:   Kayne Anderson Investment
                                      Management, Inc.

                                By:   /s/ Michael O'Neill
                                      ------------------------------
                                      Name:  Michael O'Neill
                                      Title: Chief Compliance Officer

                                 Haymaker Minerals & Royalties, LLC

                                 By:  /s/ Vasilis Mouratoff
                                      ------------------------------
                                      Name:  Vasilis Mouratoff
                                      Title: Chief Financial Officer and
                                      General Counsel

                                      /s/ Richard A Kayne
                                      -------------------------------------
                                      Richard A. Kayne